CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
The York Water Company


We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG Peat Marwick LLP

Harrisburg, Pennsylvania
June 12, 1997


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